QUESTECH, INC.
                      1996 STOCK OPTION PLAN

                            ARTICLE I
                         NAME AND PURPOSE

                   1.1 Name. The name of this Plan is the "QuesTech, Inc. 1996 Stock Option Plan."

                   1.2 Purpose. The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals and to encourage ownership of the Company's Common
Stock by them.

                            ARTICLE II
          DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

                   2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

               (a)  Affiliate.  A Parent or Subsidiary of the
     Company.

               (b) Agreement. The document which evidences the grant of an Option under the Plan and which sets forth the terms, conditions and provisions of, and restrictions relating to, such Option.

               (c)  Board.  The Board of Directors of the Company.

               (d) Change of Control. The acquisition, without the approval of the Board, by any person or entity, other than the Company or a Related Entity, of more than 20% of the outstanding shares of the Company's voting common stock through a tender offer, exchange offer or otherwise; the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets;
     a merger or consolidation involving the Company which results in the Company not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two-year period) do not constitute at least 50% of the Board for any reason. A Related Entity is the Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by the Parent, the Company or a Subsidiary.

               (e) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

               (f)  Company.  QuesTech, Inc.

               (g)  Committee.  The Committee described in
     Section 5.1.

               (h) Common Stock. The Company's common stock which presently has a par value of $0.05 per Share.

               (i) Effective Date. The date that the Plan is approved by the shareholders of the Company. Any grants of Options prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

               (j)  Employee.  Any person employed by the Employer.

               (k)  Employer.  The Company and all Affiliates.

               (l)  Exchange Act.  The Securities Exchange Act of
     1934, as amended.

               (m) Fair Market Value. The closing price of a share of Common Stock on the NASDAQ on a given date, or, in the absence of sales on a given date, the closing price on the NASDAQ on the last day on which a sale occurred prior to such date, or, if the Common Stock is not then included on the NASDAQ, such fair market value as the Board may fairly determine.

               (n) Fiscal Year. The taxable year of the Company which is the calendar year.

               (o)  ISO.  An Incentive Stock Option as defined in
     Section 422 of the Code.

               (p) NQSO. A Non-Qualified Stock Option, which is an Option that does not qualify as an ISO.

               (q) Option. An option to purchase Shares granted under the Plan, whether an ISO or an NQSO.

               (r) Parent. Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (s) Participant. An individual who is granted an Option under the Plan.

               (t)  Plan.  The QuesTech, Inc. 1996 Stock Option
     Plan and all amendments and supplements to it.

               (u) Rule 16b-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

               (v)  SEC.  The Securities and Exchange Commission.

               (w)  Share.  A share of Common Stock.

               (x) Subsidiary. Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                   2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

                   2.3 Conflicts in Plan. In the case of any conflict in the terms of the Plan relating to an Option, the provisions in the ARTICLE of the Plan which specifically grants such Option shall control those in a different ARTICLE.

                           ARTICLE III
                    SHARES SUBJECT TO THE PLAN

                   3.1 Number of Shares. The number of Shares for which Options may be granted under the Plan shall initially be 200,000
Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both, or may be shares which are held in trust in the Company's Stock Employee Compensation Trust ("SECT").

                   3.2 Reusage. If an Option expires or is terminated, surrendered, forfeited, or canceled without having been fully exercised, the Shares with respect to which such Option has not been exercised at the time of termination, surrender, forfeiture, or cancellation shall again be available for use under the Plan.

                   3.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, number and class of shares available for Options and the number of Shares subject to outstanding Options, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                            ARTICLE IV
                           ELIGIBILITY

          Options may be granted only to Employees, employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described. The Participants and the Options they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services.

                            ARTICLE V
                          ADMINISTRATION

                   5.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board. At least two members of the Committee shall be "Non-Employee Directors" as defined in Rule 16b-3 (or shall otherwise meet the requirements for Committee membership under the then effective version of Rule 16b-3) and "outside directors" as defined by Section 162(m)(4)(C)(i) of the Code. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                   5.2 Authority. Subject to the terms of the Plan, the Committee shall have discretionary authority to:

               (a) determine the individuals to whom Options are granted, the type and amounts of Options to be granted and the time of all such grants;

               (b) determine the terms, conditions and provisions of, and restrictions relating to, each Option granted;

               (c)  interpret and construe the Plan and all
     Agreements;

               (d)  prescribe, amend and rescind rules and
     regulations relating to the Plan;

               (e)  determine the content and form of all
     Agreements;

               (f) determine all questions relating to Options under the Plan;

               (g) maintain accounts, records and ledgers relating to Options;

               (h) maintain records concerning its decisions and proceedings;

               (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

               (j)  take, at any time, any action permitted by
     Section 9.6 irrespective of whether any Change of Control has occurred or is imminent; and

               (k) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

                   5.3 Delegation. Except as required by Rule 16b-3 with respect to grants of Options to individuals who are subject to
Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

                   5.4 Adjudication of Claims. The Committee shall have discretionary authority to make all determinations as to the right to benefits under the Plan. In the event that a Participant believes he has not received the benefits to which he is entitled under the Plan, a claim shall be made in writing to the Committee.
The claim shall be reviewed by the Committee. If the claim is approved or denied, in full or in part, the Committee shall provide a written notice of approval or denial within 90 days with, in the case of a denial, the specific reasons for the denial and specific reference to the provisions of the Plan and/or Agreement upon which the denial is based. A claim shall be deemed denied if the Committee does not take any action within the aforesaid 90 day period. If a claim is denied or deemed denied and a review is desired, the Participant shall notify the Committee in writing within 60 days of the receipt of notice of denial or the date on which the claim is deemed to be denied, as the case may be. In requesting a review, the Participant may review the Plan or any document relating to it and submit any written issues and comments he may deem appropriate. The Committee shall then review the claim and provide a written decision within 60 days. This decision, if adverse to the Participant, shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan and/or Agreement on which the decision is based. The
Committee's decision on review shall be final.

                            ARTICLE VI
                             OPTIONS

                   6.1 Types of Options. The Committee shall have authority to grant both ISOs and NQSOs under the Plan.

                   6.2 Grant of ISOs and Option Price. Each ISO must be granted to an Employee and granted within ten years from the date of adoption of the Plan by the Board. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

                   6.3   Other ISO Terms.  In addition to the requirements of
Section 6.2:

                         (a)  Each ISO, by its terms,. cannot be exercisable
after the expiration of 10 years from the date such the ISO is granted;

                         (b)  Each ISO, by its terms, cannot be transferable
by the optionee otherwise than by will or the laws of descent and distribution, and must be excisable, during his lifetime, only by him; and

                         (c)  The optionee, at the time the ISO is granted,
cannot own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliates unless, at the time the Option is granted, the purchase price is at least 110 percent of the Fair Market Value of the Shares subject to the Option and such Option, by its terms, is not exercisable after the expiration of five years from the date such Option is granted.

                   6.4 $100,000 Per Year Limitation for ISOs. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs (determined without regard to this Section 6.4) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as options which are not ISOs. The foregoing sentence shall be applied by taking Options into account in the order in which they were granted, and the Fair Market Value of any Shares shall be determined as of the time the Option with respect to such Shares is granted.

                   6.5 NQSOs. The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

                   6.6 Determination by Committee. Except as otherwise provided in Section 6.2 through Section 6.5, the terms of all Options shall be determined by the Committee.

                           ARTICLE VII
                  AGREEMENTS AND CERTAIN OPTIONS

     7.1 Grant Evidenced by Agreement. The grant of any Option under the Plan shall be evidenced by an Agreement which shall describe the specific Option granted and the terms and conditions of the Option. The granting of any Option shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan. The Agreement shall be subject to all of the terms of the Plan.

                   7.2 Provisions of Agreement. Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Option granted which may include, but need not be limited to, the following with respect to any Option: description of the type of Option; the Option's duration; its transferability; its exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Option of the Participant's death or termination of employment; the Option's conditions; when, if, and how any Option may be forfeited, converted into another Option, modified, exchanged for another Option, or replaced; and the restrictions on any Shares purchased under the Option.

                           ARTICLE VIII
               PAYMENT, DIVIDENDS, AND WITHHOLDING

                   8.1 Payment. Upon the exercise of an Option, the amount due the Company shall be paid:

               (a)  in cash;

               (b) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market
     Value equal to the amount due to the Company;

               (c) in cash, but by means of a so-called "cashless exercise" of an Option; and/or

               (e) by any combination of the payment methods specified in (a), (b) and (c) above.

Notwithstanding the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Common Stock purchased pursuant to an Option shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

                   8.2 Dividend Equivalents. Grants of Options may include dividend equivalent payments or dividend credit rights.

                   8.3 Withholding. Unless otherwise provided in an Agreement, the Company shall, at the time any Option is exercised, withhold from the Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to the exercise of such Option.

                            ARTICLE IX
           AMENDMENT, TERMINATION AND CHANGE OF CONTROL

                   9.1 Amendment. The Board shall have the sole right and power to amend the Plan at any time and from time to time, provided, however, that the Board may not amend the Plan without approval of the shareholders of the Company:

               (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

               (b) in a manner which would cause grants under the Plan to fail to meet the requirements of Rule 16b-3; or

               (c)  in a manner which would violate applicable law.

                   9.2 Term. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs may be granted, shall continue in full force and effect until terminated.

                   9.3 Termination. The Plan may be terminated at any time by the Board.

                   9.4 Effect of Amendment or Termination. Subject to the provisions of Section 9.5, the amendment or termination of the Plan shall not adversely affect a Participant's right to any Option granted prior to such amendment or termination.

                   9.5 Committee's Right. Any Option granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Option was granted.

                   9.6 Change of Control. In order to maintain a Participant's rights in the event of a Change in Control, the Committee, in its sole discretion, may, in any Agreement evidencing an Option, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without, in any way, limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may:

               (a) provide for the acceleration of any time periods relating to the exercise of such Option so that such Option may be exercised in full on or before a date fixed by the Committee;

               (b) provide for the purchase of such Option, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such Option had such Option been currently exercisable;

               (c)  make such adjustment to the Option then
     outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

               (d) cause the Options then outstanding to be assumed, or new Options substituted therefor, by the surviving corporation in such change.

                            ARTICLE X
                     MISCELLANEOUS PROVISIONS

                  10.1 Headings and Captions. The headings and captions to the several Articles and Sections contained in the Plan are included only for convenience and shall not be construed as a part of the Plan or in any respect affect or modify its provisions.

                  10.2 Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

                  10.3 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of Virginia.

                  10.4 Purchase for Investment. The Committee may require each person purchasing Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

                  10.5 No Employment Contract. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

                  10.6 No Effect on Other Benefits. The grant of Options under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

                  10.7 Section 162(m) Fail-Safe Provision. If Code Section 162(m) is applicable to the Company and to a Participant, ISOs and NQSOs are intended to meet the requirements of "other performance-based compensation" under Code Section 162(m)(4)(C), so that any remuneration resulting from the grant or exercise of any such Option will not be considered "applicable employee remuneration" within the meaning of Code Section 162(m)(4). If and to the extent any provision of the Plan or action by the Board, Committee, or the Committee's designee is contrary to such intention, it shall be deemed null and void.









                          QUESTECH, INC.
           STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1. Purpose. The purpose of the QuesTech, Inc. Stock Option Plan for Non-Employee Directors ("Plan") is to increase the proprietary interest of Non-Employee Directors in QuesTech, Inc. ("Corporation") by granting them non-qualified options ("Options") to purchase shares ("Shares") of common stock, $0.05 per share par value, of the Corporation ("Common Stock") that will promote long-term shareholder value through ownership of Common Stock.

2. Administration. The Plan shall be administered by the Board of Directors. Grants of Options under the Plan shall be automatic as provided in Section 5 and, upon the approval of the Board of Directors with an interested director recusing himself or herself, in the discretion of the Board of Directors as provided in Section 6. The Board shall have full authority to interpret the plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

3. Participation. Each member of the Board of Directors of the Corporation who is not an employee of the Corporation or any of its subsidiaries at the date of each grant ("Non-Employee Director") shall be eligible to participate in the Plan.

4. Available Shares. The number of Shares available for grants under the Plan shall not exceed 50,000 shares, subject to adjustment as provided in Section 11. Any Shares issued pursuant to Options ("Optioned Shares") may consist, in whole or in part, of authorized and unissued Shares or Shares in the Corporation's treasury. All Options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.



5.   Formula Awards under the Plan.

     (a) Grant of Formula Award Options. Each individual who becomes a Non-Employee Director (but excluding any Non-Employee Director re-elected), shall, on the first anniversary of the first trading day coinciding with or immediately following election to the Board, automatically be granted an Option for 5,000 shares all of which shall vest at the rate of 20 percent per year each year following the date of grant. Each Non-Employee Director upon re-election shall, on the first trading day coinciding with or immediately following such reelection, automatically be granted an Option to acquire 5,000 shares, 20 percent of which vests each year following the date of grant and the balance one year after the date of grant. The written agreement evidencing each Option shall be dated as of the applicable date of grant. Each Non-Employee Director accepting an Option shall execute and return a copy of the agreement to the Corporation.

     (b) Option Exercise Price. The exercise price per Share ("Option Price") of the formula award Option described above in Section 5(a) shall be 100% of the Fair Market Value of a Share on the business day immediately preceding the date of grant. "Fair Market Value" as of any date shall be the last reported sale price, regular way, of the Shares on any day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the Shares are listed or, if the Shares are not listed on a national securities exchange and are listed on the Nasdaq Stock Market, the sale price determined in the same fashion or, if the Shares are not so listed on any of the foregoing, the average of the bid and asked prices on such day as furnished by dealers in the Shares in the over-the-counter market. All calculations of the current market price shall be made to the nearest cent.

     (c) Term of Option. Each formula award Option shall expire ten (10) years from the date of grant.

     (d)  Exercise of Option.  Each Option granted under Section
     5(a) to (i) a newly elected Non-Employee Director shall be exercisable six months from its date of grant and (ii) a re-elected Non-Employee
     Director shall be exercisable as provided in Section 5(a) above.

6. Other Grants. The Board may make such other, discretionary Option grants to Non-Employee Directors as it may determine, so long as such Options are evidenced by a written agreement setting forth the terms and conditions of such Option, which shall in all events be consistent with the terms of this Plan.

7. Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Corporation at his or her office of all of the following:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise an Option or portion thereof, stating that the Option or portion is exercised, such notice complying with all applicable rules established by the Board;

          (b) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Federal Securities Act of 1933, as amended ("Federal Securities Act"), and any other Federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever action it deems appropriate to effect such compliance, including without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (c) Full cash payment of the Option Price for the Optioned Shares with respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise.
          Such payment need not accompany the written notice of exercise if the Optionee, either (a) in the notice of exercise directs that the stock certificate or certificates for the Optioned Shares as to which the Option is exercised be delivered to a broker-dealer registered with the Securities and Exchange Commission that is a member of the New York Stock Exchange or any other broker-dealer acceptable to the Board, as the agent for the Optionee, which broker-dealer delivers to the Corporation its unconditional and irrevocable undertaking that, at the time such stock certificate or certificates are delivered, such broker-dealer will pay to the Corporation an amount in cash equal to such payment, plus the amount ("withholding amount") of all federal, state and/or local taxes of any kind which the Corporation is required to withhold with respect to the exercise of the Option or (b) furnish with said notice
          (i) Shares (endorsed in favor of the Corporation) having a Fair Market Value equal to the amount of such payment or (ii) instructions that the Corporation withhold from the Optioned Shares to be delivered a number of Optioned Shares having a fair market value equal to the Option Price, plus (in each case), the withholding amount.

8.   Conditions to Issuance of Stock Certificates.  The
     Corporation shall not be required to issue or deliver any certificate or certificates for Optioned Shares prior to fulfillment of all of the following conditions:

          (a) The completion of any registration or other qualification of such Shares under any Federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Corporation shall, in its absolute discretion, deem necessary or advisable;

          (b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Corporation shall, in its absolute discretion, determine to be necessary or advisable;

          (c) The provision for any income tax withholding which the Corporation shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Corporation may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

9. Rights as Stockholders. An Optionee shall not be, nor have any of the rights of, a stockholder of the Corporation in respect to any shares of Common Stock which may be purchased upon the exercise of any option or portion thereof unless and until certificates representing such shares have been issued by the Corporation.

10. Non-transferability. An Option shall be non-assignable and non-transferable by a Non-Employee Director other than by will or the laws of descent and distribution. A Non-Employee Director shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this Section. An Option may be exercised during the Non-Employee Director's lifetime only by such person or his or her guardian or legal representative.

11. Adjustments. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued Shares, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of the Corporation, then appropriate adjustments shall be made in the shares and number of Shares subject to and authorized by this Plan and the Option prices specified, in order to prevent dilution or enlargement of the rights of the Non-Employee Directors under the Plan.

12. Amendment of the Plan. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Corporation; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Non-Employee Director with respect to Options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934, as amended.

13. Miscellaneous Provisions. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be nominated for re-election to the Board.

14. Effective Date and Duration of Plan. The Plan shall be effective as of November 1, 1996 and shall expire ten years from the effective date hereof unless earlier terminated by the Board.